UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

TIDEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Wilcrest Drive, Suite 205, Houston, Texas	77042
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code:	(713) 783-8200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2005, Tidel Technologies, Inc. (the “Company”), Tidel Engineering, L.P. (“Engineering’” and together with the Company, the “Sellers”), NCR EasyPoint LLC f/k/a/ NCR Texas LLC (“NCR EasyPoint”) and NCR Corporation entered into a letter agreement (the “Letter Agreement”) pursuant to which the parties agreed to change to January 1, 2006 the date of the closing of the transactions contemplated in the Asset Purchase Agreement, dated February 19, 2005 (the “Asset Purchase Agreement”), by and among the Sellers, NCR EasyPoint and NCR Corporation. Under the Letter Agreement, the parties also agreed that, subject to the terms of the Letter Agreement, NCR EasyPoint would deliver the purchase price to the Sellers on or before Tuesday, January 3, 2006 and that this extension of the closing date under the Asset Purchase Agreement would not cause the Asset Purchase Agreement to terminate. The foregoing summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such Letter Agreement, a copy of which is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 1, 2006, the Company completed the sale of substantially all of the assets of its automated teller machine (ATM) business division to NCR EasyPoint pursuant to that Asset Purchase Agreement (the “ATM Sale”) for an initial purchase price of $9,940,000, plus a $500,000 holdback post closing net asset value adjustment. The Company applied approximately $8,200,000 of the ATM Sale proceeds towards the repayment of outstanding indebtedness held by Laurus Master Fund, Ltd. On December 28, 2005, a majority of holders of the shares of the Company’s outstanding common stock approved the ATM Sale.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the sale of substantially all of the assets relating to the Company's ATM business division. The unaudited pro forma consolidated balance sheet and statements of earnings set forth herein are presented for illustrative purposes only. The pro forma balance sheet as of June 30, 2005 has been prepared to reflect the sale of substantially all of the assets of the Company's ATM business division to NCR EasyPoint as if such sale had taken place on June 30, 2005. The unaudited pro forma statements of earnings (operations) for the nine months ended June 30, 2005 and the fiscal years ended September 30, 2004, 2003 and 2002, have been prepared excluding the Company's ATM business division, and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized without the Company's ATM business division as of those dates. The pro forma financial statements should be read in conjunction with the unaudited financial statements filed in the Company's Form 10-Q for the quarter ended June 30, 2005.

Costs and expenses attributed to the ATM business division include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources, based upon estimated usage. Certain items are maintained at Tidel’s corporate headquarters (Corporate) and are not allocated to the ATM business division. They primarily include costs associated with accounting and certain executive officer salaries and bonuses and certain items including investment securities, equity investments, deferred income taxes, certain portions of excess cost over fair value of assets acquired, jointly-used fixed assets and debt. The jointly-used fixed assets are Tidel’s management information systems, which is jointly used by the ATM business division and Corporate. A portion of the management information systems costs, including depreciation and amortization expense, are allocated to the segments based upon estimates made by management. As such, these financial statements do not reflect other non-direct cost savings that may occur as a result of focusing the Company's efforts on just its cash security business going forward.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of June 30, 2005
ASSETS	As Reported 2005		Pro Forma Adjustments	Pro Forma 2005
Current Assets:
Cash and cash equivalents	$3,332,201	(1)	$4,686,655	$8,018,856
Trade accounts receivable, net of allowances	250,000		-	250,000
Notes and other receivables	14,171		-	14,171
Prepaid expenses and other	18,112		-	18,112
Assets held for sale	10,292,585	(2)	(7,191,052)	3,101,533
Total current assets	13,907,069		(2,504,397)	11,402,672
Property, plant and equipment, at cost	55,641		-	55,641
Accumulated depreciation	(41,463)		-	(41,463)
Net property, plant and equipment	14,178		-	14,178
Other assets	685,211		-	685,211
Total assets	$14,606,458		$(2,504,397)	$12,102,061
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of long term debt	$2,550,000	(3)	$(2,550,000)	$-
Accounts payable	287,081		-	287,081
Accrued interest payable	2,106,311	(4)	(2,106,311)	-
Other accrued liabilities	386,715		-	386,715
Liabilities held for sale	5,950,314	(5)	(2,163,771)	3,786,543
Total current liabilities	11,280,421		(6,820,082)	4,460,339
Long-term debt, net of current maturities and debt discount	1,170,152	(6)	(1,170,152)	-
Total liabilities	12,450,573		(7,990,2340	4,460,339
Commitments and contingencies
Shareholders' Equity (Deficit):
Common stock, $.01 par value, authorized 100,000,000 shares; issued and outstanding 17,426,210 shares	206,772		-	206,772
Additional paid-in capital	30,962,187		-	30,962,187
Accumulated deficit	(29,020,232)		5,485,837	(23,534,395)
Receivable from officer	-		-	-
Accumulated other comprehensive loss	7,158		-	7,158
Total shareholders' equity (deficit)	2,155,885		5,485,837	7,641,722
Total liabilities and shareholders' equity (deficit)	$14,606,458		$(2,504,397)	$12,102,061

Notes to Unaudited Pro Forma Consolidated Balance Sheet:
(1)	Adjust cash to reflect the remaining proceeds of approximately $10.7 million after paying $6.0 million to retire the 6% Subordinated Convertible Debentures.
(2)	Remove the ATM Business which is classified as assets held for sale resulting in only the Cash Security Business classified as assets held for sale.
(3)	Remove the current maturities of the long-term debt with Laurus.
(4)	Remove the accrued interest payable related to the Laurus debt.
(5)	Remove the ATM Business classified as liabilities held for sale resulting in only the Cash Security Business classified as liabilities held for sale.
(6)	Remove interest payable related to the outstanding debt facility with Laurus.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Nine Months Ended June 30, 2005
	As Reported	Pro Forma Adjustments	Pro Forma

Revenues	$-	$-	$-
Cost of sales	-	-	-
Gross profit	-	-	-

Selling, general and administrative	1,334,541	-	1,334,541
Depreciation and amortization	3,592	-	3,592
Operating loss	(1,338,133)	-	(1,338,133)

Other expense:
Interest expense, net	(5,399,974)	-	(5,399,974)
Total other expense	(5,399,974)	-	(5,399,974)
Loss before taxes	(6,738,107)	-	(6,738,107)
Income tax expense	- (1)	-	-
Net loss from continuing operations	(6,738,107)	-	(6,738,107)
Net loss from discontinued operations	3,337,763 (2)	1,062,607	4,400,370
Net loss	$(3,400,344)	$1,062,607	$(2,337,737)

Basic loss per share:
Net loss from continuing operations	$(0.33)		$(0.33)
Net income from discontinuing operations	0.17		0.22
Net loss	$(0.16)		$(0.11)
Weighted average common shares outstanding	20,163,250		20,163,250

Notes to Unaudited Pro Forma Statements of Operations:
(1) No tax adjustment due to NOL carryforwards.
(2) Adjust discontinued operation by removing the ATM Business. The corporate division is reported as continuing operations, and the remaining TACC business is reported as income (loss) from discontinued operations.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Fiscal Year Ended September 30, 2004
	As Reported		Pro Forma Adjustments	Pro Forma

Revenues	$22,514,486	(1)	$(15,047,292	$7,467,194
Cost of sales	17,055,179	(2)	(11,762,082	5,293,097
Gross profit	5,459,307		(3,285,210	2,174,097

Selling, general and administrative	10,195,095	(3)	(4,709,478	5,485,617
Depreciation and amortization	513,839	(4)	(425,685	88,154
Operating income (loss)	(5,249,627)		1,849,953	(3,399,674)

Other income (expense):
Gain on extinguishment of debt	18,823,000		-	18,823,000
Gain on sale of securities	1,918,012		-	1,918,012
Interest expense, net	(4,255,042)		-	(4,255,042)
Total other income	16,485,970		-	16,485,970
Income before taxes	11,236,343		1,849,953	13,086,296
Income tax benefit	(81,229)	(5)	-	(81,229)
Net income from continuing operations	$11,317,572		$1,849,953	$13,167,525

Basic income per share:
Net income from continuing operations	$0.65			$0.76
Weighted average common shares outstanding	17,426,210			17,426,210

Diluted income per share:
Net income	$11,317,572			$13,167,525
Interest expense on convertible debt	2,898,225			2,898,225
Adjusted net income for diluted shares	$14,215,797			$16,065,750

Net income	$0.37			$0.42
Weighted average common and dilutive shares outstanding	38,576,763			38,576,763

Notes to Unaudited Pro Forma Statements of Operations:
(1) Remove revenues related to ATM Business.
(2) Remove cost of sales related to ATM Business.
(3) Remove selling, general and administrative expenses related to ATM Business.
(4) Remove depreciation and amortization related to the ATM Business.
(5) No tax adjustment due to NOL carryforwards.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Fiscal Year Ended September 30, 2003
	As Reported	Pro Forma Adjustments	Pro Forma

Revenues	$17,794,299 (1)	$(10,435,118)	$7,359,181
Cost of sales	14,612,447 (2)	(9,675,580)	4,936,867
Gross profit	3,181,852	(759,538)	2,422,314

Selling, general and administrative	9,019,016 (3)	(3,944,795)	5,074,221
Depreciation and amortization	799,855 (4)	(647,640)	152,215
Operating income (loss)	(6,637,019)	3,832,897	(2,804,122)

Other expense:
Interest expense, net	(2,599,698)	-	(2,599,698)
Total other expense	(2,599,698)	-	(2,599,698)
Income (loss) before taxes	(9,236,717)	3,832,897	(5,403,820)
Income tax benefit	- (5)	-	-
Net income (loss) from continuing operations	$(9,236,717)	$3,832,897	$(5,403,820)

Basic loss per share:
Net loss from continuing operations	$(0.53)		$(0.31)
Weighted average common shares outstanding	17,426,210		17,426,210

Diluted loss per share:
Net loss from continuing operations	$(0.53)		$(0.31)
Weighted average common and dilutive shares outstanding	17,426,210		17,426,210

Notes to Unaudited Pro Forma Statements of Operations:
(1)	Remove revenues related to ATM Business.
(2)	Remove cost of sales related to ATM Business.
(3)	Remove selling, general and administrative expenses related to ATM Business.
(4)	Remove depreciation and amortization related to the ATM Business.
(5)	No tax adjustment due to NOL carryforwards.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Fiscal Year Ended September 30, 2002
	As Reported	Pro Forma Adjustments	Pro Forma

Revenues	$19,442,224 (1)	$(11,946,724)	$7,495,500
Cost of sales	15,051,784 (2)	(10,410,264)	4,641,520
Gross profit	4,390,440	(1,536,460)	2,853,980

Selling, general and administrative	12,755,981 (3)	(5,507,958)	7,248,023
Provision for settlement of class action litigation	1,564,490	-	1,564,490
Depreciation and amortization	1,158,742 (4)	(950,259)	208,483
Impairment of goodwill and other intangible assets	463,590	-	463,590
Operating income (loss)	(11,552,363)	4,921,757	(6,630,606)

Other expense:
Interest expense, net	(2,530,971)	-	(2,530,971)
Write-down of investment in 3CI	(288,326)	-	(288,326)
Total other expense	(2,819,297)	-	(2,819,297)
Income (loss) before taxes	(14,371,660)	4,921,757	(9,449,903)
Income tax benefit	(293,982) (5)	-	(293,982)
Net income (loss) from continuing operations	$(14,077,678)	$4,921,757	$(9,155,921)

Basic loss per share:
Net loss from continuing operations	$(0.81)		$(0.53)
Weighted average common shares outstanding	17,426,210		17,426,210

Diluted loss per share:
Net loss from continuing operations	$(0.81)		$(0.53)
Weighted average common and dilutive shares outstanding	17,426,210		17,426,210

Notes to Unaudited Pro Forma Statements of Operations:
(1)	Remove revenues related to ATM Business.
(2)	Remove cost of sales related to ATM Business.
(3)	Remove selling, general and administrative expenses related to ATM Business.
(4)	Remove depreciation and amortization related to the ATM Business.
(5)	No tax adjustment due to NOL carryforwards.

(d)	Exhibits

Exhibit No.	Exhibit

10.26	Letter Agreement, dated December 30, 2005, among Tidel Technologies, Inc., Tidel Engineering, L.P., NCR EasyPoint LLC f/k/a/ NCR Texas LLC and NCR Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEL TECHNOLOGIES, INC.

Dated: January 6, 2006	By:	/s/ MARK K. LEVENICK
Name: Mark K. Levenick
Title: Interim Chief Executive Officer